--------------------------------------------------------------------------------
                                SECOND AMENDMENT
                    TO AMENDED AND RESTATED REVOLVING CREDIT
                             AND TERM LOAN AGREEMENT
--------------------------------------------------------------------------------


     Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of July 24, 1996 (the "Second Amendment"), by and among AU BON PAIN CO., INC., a Delaware corporation ("ABP"), SAINT LOUIS BREAD COMPANY, INC., a Delaware corporation ("Saint Louis Bread"), ABP MIDWEST MANUFACTURING CO., INC., a Delaware corporation ("ABP Midwest", and, collectively with ABP and Saint Louis Bread, the "Borrowers"), and USTRUST, a Massachusetts trust company, THE FIRST NATIONAL BANK OF BOSTON, a national banking association, CITIZENS BANK OF MASSACHUSETTS, a Massachusetts savings bank (collectively, the "Banks"), and USTRUST as agent for the Banks (in such capacity, the "Agent"), amending certain provisions of the Amended and Restated Revolving Credit and Term Loan Agreement dated as of March 17, 1995 (as amended by the First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of March 17, 1995, and as further amended and in effect from time to time, the "Credit Agreement") by and among the Borrowers, the Banks and the Agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

     WHEREAS, the Borrowers, the Banks and the Agent have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Second Amendment;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SS.1. AMENDMENT TO SS.1 OF THE CREDIT AGREEMENT. Section 1 of the Credit Agreement is hereby amended as follows:

          (a) by inserting in the appropriate alphabetical order the following definitions:

               4.75% CONVERTIBLE SUBORDINATED NOTES. Those certain 4.75% Convertible Subordinated Notes due January 2, 2001 issued by Au Bon Pain Co., Inc. in the aggregate principal amount of $30,000,000 pursuant to the terms of that certain Securities Purchase Agreement dated as of December 17, 1993 among Au Bon Pain Co., Inc. and certain purchasers named therein (as such notes are amended, modified and restated and in effect from time to time).

               INVESTMENT AGREEMENT. The Investment Agreement dated as of July 24, 1996 by and among the Borrowers, Allied Capital

               Corporation, Allied Capital Corporation II, and Capital Trust Investments, Ltd.

               SUBORDINATION AGREEMENT. The Subordination Agreement dated as of July 24, 1996 among the Banks, the Agent, the Borrowers, Allied Capital Corporation, Allied Capital Corporation II, and Capital Trust Investments, Ltd..

          (b) by deleting the definition of "Commitment" in its entirety and replacing it with the following definition:

          COMMITMENT. With respect to each Bank, the amount set forth in the column labeled Commitment opposite such Bank's name on Schedule 1.1(a) hereto.

          (c) by amending the definition of "Consolidated Total Debt Service" as follows:

                    (i) by inserting immediately after the words "one fifth of the" in clause (c) thereof the phrase "(i) "; and

                    (ii) by deleting the period at the end of the aforementioned definition and substituting therefor the phrase " minus (ii) those Revolving Credit Loans equal to that portion of the deposit posted by Au Bon Pain Co., Inc. with The SYGMA Network, Inc. and/or The SYGMA Network of Ohio, Inc. at the relevant time of reference thereto pursuant to the SYGMA Distribution Service Agreement made as of December 13, 1994 among Au Bon Pain Co., Inc., The SYGMA Network, Inc. and The SYGMA Network of Ohio, Inc. which Au Bon Pain Co., Inc. can withdraw from The SYGMA Network, Inc. and/or The SYGMA Network of Ohio, Inc., as applicable, at any time at the sole option of Au Bon Pain Co., Inc. pursuant to such agreement."

          (d) by amending the definition of "Consolidated Total Liabilities" by inserting immediately prior to the period at the end thereof the phrase "less those Revolving Credit Loans equal to that portion of the deposit posted by Au Bon Pain Co., Inc. with the SYGMA Network, Inc. and/or The SYGMA Network of Ohio, Inc. at the relevant time of reference thereto pursuant to the SYGMA Distribution Service Agreement made as of December 13, 1994 among Au Bon Pain Co., Inc., The SYGMA Network, Inc. and The SYGMA Network of Ohio, Inc. which Au Bon Pain Co., Inc. can withdraw from The SYGMA Network, Inc. and/or The SYGMA Network of Ohio, Inc., as applicable, at any time at the sole option of Au Bon Pain Co., Inc. pursuant to such agreement."

          (e) by deleting the definition of "Subordinated Funding Event" in its entirety.

     SS.2. AMENDMENT TO SS.2 OF THE CREDIT AGREEMENT. Section 2 of the Credit Agreement is hereby amended by deleting ss.2.9 in its entirety.

     SS.3. AMENDMENT TO SS.6 OF THE CREDIT AGREEMENT. Section 6 of the Credit Agreement is hereby amended as follows:

          (a) Section 6.1(j) of the Credit Agreement is hereby amended by deleting the word "and" at the end thereof.

          (b) Section 6.1(k) of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and inserting the following text therefor:

                    (k) unsecured subordinated Indebtedness in an aggregate
               principal amount not to exceed $15,000,000 evidenced by Senior Subordinated Debentures dated July 24, 1996 issued pursuant to the Investment Agreement and subordinated to the Obligations pursuant to the terms of the Subordination Agreement; and

          (c) Section 6.1 of the Credit Agreement is hereby further amended by adding a new subsection (l) at the end thereof as follows:

                    (l) unsecured Indebtedness owing to INAC Corp. in an
               aggregate amount not to exceed $2,000,000 at any one time outstanding under that certain Revolving Credit Agreement dated as of January 12, 1996 by and between Au Bon Pain Co., Inc. and INAC Corp..

          (d) Section 6.6 of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and inserting the following text therefor:

                    ss.6.6. CONSOLIDATION, MERGER AND SALE OF ALL ASSETS. The
               Borrowers will not, nor will it permit any of their material Subsidiaries to, (a) merge or consolidate into or with any other Person or convey, sell, lease or otherwise dispose of all or substantially all of its assets to another Person, or permit any Person to merge or consolidate into or with the Borrowers or any such Subsidiary or convey, sell, lease or otherwise dispose of all or substantially all of its assets to the Borrowers or any such Subsidiary; PROVIDED that (i) any such Subsidiary may merge into, or convey, sell, lease or dispose of its assets to, the Borrower or a wholly-owned Subsidiary of the Borrower, (ii) a Person other than such a Subsidiary may merge into, or convey, sell, lease or dispose of its assets to, the Borrower if the Borrower is the surviving or acquiring corporation, and (iii) a Person other than the Borrower or another Subsidiary may merge into, or convey, sell, lease or dispose of its assets to, such Subsidiary if (A) such Subsidiary is the surviving or acquiring corporation or (B) the surviving or acquiring entity, if not such Subsidiary, becomes a Subsidiary of the Borrower; PROVIDED FURTHER that in any such transaction the rights and powers of the Banks will not, in their sole reasonable discretion, be materially adversely affected thereby and immediately after such transaction no Default or Event of Default shall exist hereunder; and PROVIDED, FURTHER that, in no event shall the Borrower become a Subsidiary of any other Person without the prior consent of the Banks, (b) take any action which results in a "Repurchase Event" (as defined in ss.3.5 of the 4.75% Subordinated Convertible Notes), or (c) take any action which results in a "Transfer of Borrowers' Business" (as defined in the Investment Agreement).

          (e) Section 6.7(a) of the Credit Agreement is hereby amended by inserting before the phrase " and except for sales" the phrase ", except for sales or other dispositions of property in connection with the closings of stores listed on SCHEDULE 6.7 (provided that, in connection with the disposition of such stores, the Borrowers shall not incur more than $1,250,000 in cash charges or $7,000,000 in total cash and non-cash charges) ".

          (f) Section 6 of the Credit Agreement is hereby amended by inserting at the end thereof the following new Section 6.11:

                    ss.6.11. PREPAYMENT OF SUBORDINATED DEBT. The Borrowers will not, and will not permit any of their Subsidiaries to, (a) amend, supplement or otherwise modify the terms of any of the Subordinated Debt (including, without limitation, the Subordinated Debt evidenced by the 4.75% Convertible Subordinated Notes and the Subordinated Debentures issued pursuant to the terms of the Investment Agreement) to increase the principal amount of the Indebtedness evidenced thereby or the rate of interest applicable to such Indebtedness, or to alter the schedule of payments of principal or interest with respect to such Indebtedness, or to alter the maturity date thereof, or (b) prepay, redeem, or repurchase any of the principal of, or interest on, such Subordinated Debt; PROVIDED that so long as no Default or Event of Default exists or would result therefrom, the Borrowers may prepay such Subordinated Debt from the proceeds of the issuance of additional shares of capital stock or other equity securities.

     SS.4. AMENDMENT TO SS.7 OF THE CREDIT AGREEMENT. Section 7 of the Credit Agreement is hereby amended as follows:

          (a) Section 7.2 of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and inserting the following therefor:

                    ss.7.2. FIXED CHARGE COVERAGE RATIO. For any period
               consisting of four consecutive fiscal quarters, the Fixed Charge Coverage Ratio of the Borrowers and their Subsidiaries for such period shall not be less than 1.25 to 1.00; PROVIDED that (a) for the period consisting of four consecutive fiscal quarters ending on the last day of the second fiscal quarter of fiscal year 1996 and for the period consisting of four consecutive fiscal quarters ending on the last day of the third fiscal quarter of fiscal year 1996, the Fixed Charge Coverage Ratio of the Borrowers and its Subsidiaries for each such period shall not be less than 1.20 to 1.00 and (b) for the period consisting of four consecutive fiscal quarters ending on the last day of the fourth fiscal quarter of 1996, the Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries for such period shall not be less than 1.23 to 1.00.

          (b) Section 7.3 of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and inserting the following therefor:

                    ss.7.3. CONSOLIDATED CAPITAL EXPENDITURES. The Borrowers
               will not permit Consolidated Capital Expenditures (other than Capital Expenditures incurred with regard to the acquisition and equipping of, and improvements to, the Borrower's facilities in Mexico, Missouri) to exceed $17,500,000 in the fiscal year of the Borrowers ending in 1996.

     SS.5. AMENDMENT TO SS.10 OF THE CREDIT AGREEMENT. Section 10 of the Credit Agreement is hereby amended as follows:

          (a) Section 10(b) of the Credit Agreement is hereby amended by deleting the phrase "fifth (5th)" therein and substituting therefor the phrase "third (3rd)".

          (b) Section 10(d) of the Credit Agreement is hereby amended by deleting the phrase "thirty (30)" therein and substituting therefor the phrase "ten (10)".

          (c) Section 10 of the Credit Agreement is hereby amended by adding immediately after subsection (j) a new subsection (k) as follows:

                    (k) the occurrence of a (i) "Repurchase Event" (as defined in ss.3.5 of the 4.75% Subordinated Convertible Notes), or (ii) "Transfer of Borrowers' Business" (as defined in the Investment Agreement);

     SS.6. AMENDMENT TO SCHEDULES. The Schedules to the Credit Agreement are hereby amended by (a) deleting SCHEDULE 1.1(a) in its entirety and replacing it with SCHEDULE 1.1(a) attached hereto; (b) deleting SCHEDULE 1.1(d) in its entirety and replacing it with SCHEDULE 1.1(d) attached hereto; (c) deleting
SCHEDULE 1.1(e) in its entirety and replacing it with SCHEDULE 1.1(e) attached hereto; and (d) inserting a new SCHEDULE 6.7 attached hereto.

     SS.7. CONSENT AND WAIVER.

          (a) Pursuant to ss.6.1(e) of the Credit Agreement, each of the Banks hereby consents to the amendment of the Letter of Credit Reimbursement Agreement by the First Amendment to Letter of Credit Reimbursement Agreement dated September 6, 1995, the Second Amendment to Letter of Credit Reimbursement Agreement dated November 31,

     1995, and the Third Amendment to Letter of Credit Reimbursement Agreement dated July 24, 1996.

          (b) Each of the Banks and the Agent hereby consent to the (i) Modification Agreement (the "Modification Agreement"), dated as of the date hereof, among ABP, Princes Gate Investors, L.P. ("PGI"), Acorn Partnership I, L.P. ("Acorn"), PGI Investments Limited ("PGI Investments"), PGI Sweden AB ("PGI Sweden") and Gregor Von Opel ("Von Opel" and, together with PGI, Acorn, PGI investments and PGI Sweden, the "4.75% Convertible Noteholders") and (ii) the Amendment and Waiver dated as of the date hereof, among ABP, Saint Louis Bread and the 4.75% Convertible Noteholders (the "Amendment and Waiver", and together with the Modification Agreement, the "Amending Documents"), dated as of the date hereof, among ABP, Saint Louis Bread and the 4.75% Convertible Noteholders.

          (c) Each of the Banks and the Agent hereby waive the provisions of the Credit Agreement, including, without limitation, the provisions of Sections 6.7(c) and 6.11 thereof, to the extent, but only to the extent, necessary to permit the execution, delivery and performance of the Amending Documents by ABP and Saint Louis Bread and the modifications and amendments of the terms of the Subordinated Debt evidenced by the 4.75% Convertible Subordinated Notes effected by the Amending Documents.

     SS.8. REPRESENTATIONS AND WARRANTIES. Each of the Borrowers hereby repeats, on and as of the date hereof, each of the representations and warranties made in ss.4 of the Credit Agreement as though such representations and warranties refer specifically to such Borrower, except to the extent of changes resulting from transactions contemplated or permitted by this Second Amendment or the Credit Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse and except to the extent that such representations and warranties relate expressly to an earlier date; provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. No Default or Event of Default has occurred and is continuing under the Credit Agreement.

     SS.9. EFFECTIVENESS. The effectiveness of this Second Amendment shall be subject to the satisfaction of the following conditions precedent:

     ss.9.1. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by each of the Borrowers of this Second Amendment and the other Loan Documents to which they are or are to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

     ss.9.2. LOAN DOCUMENTS. This Second Amendment shall have been duly executed and delivered to the Agent by each of the parties hereto.

     ss.9.3. SUBORDINATION AGREEMENT. The Subordination Agreement shall have been duly executed and delivered to the Agent by each party thereto and the agreement amending certain terms of the subordination provisions of those certain 4.75% Convertible Subordinated Notes due 2001 shall have been duly executed and a copy delivered to the Agent certified by the Borrowers.

     ss.9.4. INVESTMENT AGREEMENT. The transactions contemplated by the Investment Agreement shall have been completed substantially in accordance with its terms and the Agent shall have received a copy of the Investment Agreement, each Debenture issued thereunder, and all other documents executed in connection therewith including any intercreditor agreement entered into among the holders of such Debentures and the holders of those certain 4.75% Convertible Subordinated Notes due 2001, certified to be true and complete by an officer of the Borrowers.

     SS.10. RATIFICATION, ETC. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Loan Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Second Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

     SS.11. NO WAIVER. Except as set forth in ss.7(c), nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrowers or any rights of the Agent or the Banks consequent thereon.

     SS.12. COUNTERPARTS. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

     SS.13. GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as a document under seal as of the date first above written.



                                    AU BON PAIN CO., INC.

                                    By: /s/ LOUIS I. KANE
                                       -----------------------------------
                                         Name: Louis I. Kane
                                         Title: Co-Chairman


                                    SAINT LOUIS BREAD COMPANY, INC.

                                    By: /s/ LOUIS I. KANE
                                       -----------------------------------
                                         Name: Louis I. Kane
                                         Title: Executive Vice President


                                    ABP MIDWEST MANUFACTURING CO., INC.

                                    By: /s/ LOUIS I. KANE
                                       -----------------------------------
                                         Name: Louis I. Kane
                                         Title: Vice President


                                    USTRUST
                                      INDIVIDUALLY AND
                                      AS AGENT


                                    By: /s/ ANTHONY WILSON
                                       -----------------------------------
                                         Name: Anthony Wilson
                                         Vice President


                                    THE FIRST NATIONAL BANK
                                    OF BOSTON


                                    By: /s/ MARGARET RONAN STACK
                                       -----------------------------------
                                         Name: Margaret Ronan Stack
                                         Title: Vice President

                                 CITIZENS BANK OF MASSACHUSETTS


                                    By: /s/ KATHRYN J. BACASTOW
                                       -----------------------------------
                                         Name: Kathryn J. Bacastow
                                         Title: SVP

                                                                 Schedule 1.1(a)
                                                                 ---------------

                          REVOLVING CREDIT COMMITMENTS
                          --------- ------ -----------


                                                                       Commitment
Lender                                      Commitment                 Percentage
------                                      ----------                 ----------

USTrust                                     $11,666,666.67             33-1/3%
30 Court Street
Boston, Massachusetts 02108
Telefax Number: (617) 726-7380
Telex: 681752
Answerback: UST BSN
Attention: Anthony G. Wilson, V.P.

The First National Bank of Boston           $11,666,666.67             33-1/3%
100 Federal Street
Boston, Massachusetts 02110
Telefax Number: (617) 434-4426
Telex: 940581
Answerback: BOSTONBK BSN
Attention: Margaret R. Stack, V.P.

Citizens Bank of Massachusetts              $11,666,666.67             33-1/3%
55 Summer Street
Boston, MA 02110
Telefax Number: (617) 482-9730
Attention: Anne Forbes Van Nest


                                                                 Schedule 1.1(d)
                                                                 -------- ------

                                                 Revolving Credit Applicable Margin
                                                 --------- ------ ---------- ------


====================================================================================================================================
 Consolidated Net Income for Most Recently Ended    Consolidated Total Liabilities To          Consolidated Total Liabilities To
   Period of Four Consecutive Fiscal Quarters        Consolidated Tangible Net Worth            Consolidated Tangible Net Worth

                                                   If Such Ratio is Less Than 1.6 to 1.0  If Such Ratio Equals or Exceeds 1.6 to 1.0
                                                   -------------------------------------  ------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Greater Than $9,000,000                                          0.75%                                        1.25%
------------------------------------------------------------------------------------------------------------------------------------
from $7,000,000 to $9,000,000 (inclusive)                        1.00%                                        1.50%
------------------------------------------------------------------------------------------------------------------------------------
from $5,000,000 to $6,999,999.99 (inclusive)                     1.50%                                        2.00%
------------------------------------------------------------------------------------------------------------------------------------
from $2,000,000 to $4,999,999.99 (inclusive)                     2.00%                                        2.50%
------------------------------------------------------------------------------------------------------------------------------------
Less Than $2,000,000                                             2.50%                                        3.00%
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

                                                                 Schedule 1.1(e)
                                                                 -------- ------

                                                       Term Applicable Margin
                                                       ---- ---------- ------


====================================================================================================================================
 Consolidated Net Income for Most Recently Ended    Consolidated Total Liabilities To          Consolidated Total Liabilities To
   Period of Four Consecutive Fiscal Quarters        Consolidated Tangible Net Worth            Consolidated Tangible Net Worth

                                                   If Such Ratio is Less Than 1.6 to 1.0  If Such Ratio Equals or Exceeds 1.6 to 1.0
                                                   -------------------------------------  ------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Greater Than $9,000,000                                          1.25%                                        1.75%
------------------------------------------------------------------------------------------------------------------------------------
from $7,000,000 to $9,000,000 (inclusive)                        1.50%                                        2.00%
------------------------------------------------------------------------------------------------------------------------------------
from $5,000,000 to $6,999,999.99 (inclusive)                     2.00%                                        2.50%
------------------------------------------------------------------------------------------------------------------------------------
from $2,000,000 to $4,999,999.99 (inclusive)                     2.50%                                        3.00%
------------------------------------------------------------------------------------------------------------------------------------
Less Than $2,000,000                                             3.00%                                        3.50%
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

                                                                    SCHEDULE 6.7

                                                  1995 Reserve Activity
                                                        5/18/96
                                                     Period 5, 1996

                                                                       Revised Reserve
                                                --------- -------------------------------------------
                                   Expiration/    Total     Non Cash              Other  Other Assets
                                      Close      Original   Write Off   Cash to  Closing    to be
                                      Date       Reserve    Expenses   Landlord  Expenses  Wrtn Off
                                                          (Leaseholds)
-----------------------------------------------------------------------------------------------------
Closing Stores
  Dewey #27                           Closed     153,299     153,299         0     20,000   137,369
  Kenwood Mall #84                    Closed     263,274     163,274    94,600     20,000   114,103
  Westmoreland #114               Franchised     475,103     285,103   150,000          0   156,770
  Annapolis Mall #122                 Closed      53,891       8,891    45,000      3,492    28,178
  Annapolis Mall #123              28-Dec-96     418,465     363,465    84,000     20,000   227,695
  Great Mall #158                     Closed     743,507     480,001   263,506      6,108         0
  Los Ceritos #157                    Closed     287,688     122,688    82,576      2,391   150,467
  SUBTOTAL:                                    2,395,227   1,576,721   719,682     71,991   814,582
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
California:
  Laguna #151                      31-Jan-05     349,561     349,561         0          0         0
  Lake Street #154                  1-May-04     439,865     439,865         0          0         0
  Brea Mall #156                   31-May-04     444,702     444,702         0          0         0
  N. County Fair #179              30-Apr-05     327,265     327,265         0          0         0
  Montclair Plaza #181             31-May-05     259,969     259,969         0          0         0
  Franchise Provision                                  0           0  (500,000)         0         0
SUBTOTAL:                                      1,821,362   1,821,362  (500,000)         0         0

  353 Sacramento St. #159          30-Sep-09     592,175     592,175         0          0         0
  Franchise Provision                                              0  (400,000)         0         0
SUBTOTAL:                                        592,175     592,175  (400,000)         0         0

  Westside #150                    28-Dec-96     402,951     402,951    84,000     20,000         0
  Topanga #155                     28-Dec-96     392,563     392,563    84,000     20,000         0
  350 N. San Fernando #190         30-Apr-05     404,402     404,402         0     20,000         0
  Franchise Provision                           (922,405)          0
SUBTOTAL:                                        277,511   1,199,916   168,000     60,000         0

CALIFORNIA SUBTOTAL:                           2,691,048   3,613,453  (732,000)    60,000         0
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
New Additions:
  Watertown #12                       Closed           0     103,863         0     10,000         0
  Riverside #18                          TAW           0     243,790         0      5,000
  Crystal Mall #22                    Closed           0      53,483         0     10,000         0
  500 Wood Street #115                Closed           0     439,108  (400,000)                   0
  Stuart Street #129               30-Jun-10           0     964,124   400,000     20,000         0
  SUBTOTAL                                             0   1,804,368         0     45,000         0
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Non Store Write Offs
  SLB Transition Costs:                          700,000           0   700,000
  Balance Sheet Clean Up                         684,191     684,191
  Organizational Adj.                            150,000           0   150,000
  Other                                                0           0
  SUBTOTAL:                                    1,534,191     684,191   850,000          0         0
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
  TOTAL RESERVE:                               6,620,466   7,678,733   837,682    176,991   814,582
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Units in Original Reserve
 to Remain Open
  Kenmore Square #03               31-Dec-97     293,704
  Rock Center #24                  30-Dec-96     301,283
  Pain Francais Goodwill                         281,550
  Graham #38                       30-Jun-97     240,405
  Hartford Civic #63               31-Jul-01     118,077
  Springfield #68                  31-Dec-03     331,077
  Woodfield Mall #81               10-Jan-02     313,804
  SUBTOTAL:                                    1,879,900
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
  TOTAL ORIGINAL RESERVE:                      8,500,366
-----------------------------------------------------------------------------------------------------



                                                  1995 Reserve Activity
                                                        5/18/96
                                                     Period 5, 1996


                                                         Rolling 13 Periods
                                                       ----------------------
                             Est. Value
                              Recovered     Total       Company        Cash
                                Assets     Reserve        P&L          Flow
-------------------------------------------------------------------------------------------------------------------

                               (54,931)    255,737     (183,079)*    (106,744)    Dewey #27
                               (50,039)    341,938     (104,023)      (28,966)    Kenwood Mall #84
                               (75,453)    516,420     (152,662)      (38,826)    Westmoreland #114
                               (29,476)     56,085       (3,302)        6,735     Annapolis Mall #122
                              (115,914)    579,246     (244,044)     (130,680)    Annapolis Mall #123
                               (36,556)    713,059     (180,511)     (137,420)    Great Mall #158
                               (56,787)    301,335     (149,984)      (95,501)    Los Ceritos #157
                              (419,156)  2,763,820   (1,017,605)     (531,402)    SUBTOTAL
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

                                     0     349,561      (16,519)       37,251     Laguna #151
                                     0     439,865      (79,591)        8,078     Lake Street #154
                                     0     444,702      (30,221)        3,460     Brea Mall #156
                                     0     327,265       (4,937)       40,894     N. County Fair #179
                                     0     259,969      (90,662)      (50,536)    Montclair Plaza #181
                                     0    (500,000)                               Franchise Provision
                                     0   1,321,362     (221,930)       39,147     SUBTOTAL:

                                     0     592,175      (94,875)      (22,861)    353 Sacramento St. #159
                                          (400,000)                               Franchise Provision
                                     0     192,175      (94,875)      (22,861)    SUBTOTAL:

                               (77,337)    429,614     (184,443)     (141,284)    Westside #150
                               (84,523)    412,040     (150,536)      (75,253)    Topanga #155
                               (50,000)    374,402     (118,662)      (57,782)    350 N. San Fernando #190
                                                 0                                Franchise Provision
                              (211,860)  1,216,056     (453,641)     (274,319)    SUBTOTAL:

                              (211,860)  2,729,593     (770,446)     (258,033)    CALIFORNIA SUBTOTAL
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

                               (32,023)     81,840       14,267        38,471     Watertown #12
                               (40,328)    208,462      195,762       222,079     Riverside #18
                               (26,517)     36,966      104,031       115,851     Crystal Mall #22
                              (114,126)    (75,018)     (27,349)       42,263     500 Wood Street #115
                              (213,312)  1,170,812     (233,720)     (158,733)    Stuart Street #129
                              (426,306   1,423,062       52,991       259,931     SUBTOTAL
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

                                           700,000                                SLB Transition Costs:
                                           684,191                                Balance Sheet Clean Up
                                           150,000                                Organizational Adj.
                                                 0                                Other
                                     0   1,534,191            0             0
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                            (1,057,322)  8,450,665   (1,735,060)     (529,504)    TOTAL RESERVE:
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------


                                                                                  Kenmore Square #03
                                                                                  Rock Center #24
                                                                                  Pain Francais Goodwill
                                                                                  Graham #38
                                                                                  Hartford Civic #63
                                                                                  Springfield #68
                                                                                  Woodfield Mall #81
  SUBTOTAL:
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
  TOTAL ORIGINAL RESERVE:                                                         TOTAL ORIGINAL RESERVE:
-------------------------------------------------------------------------------------------------------------------

* The rolling 13 period company P&L and Cash Flow for Dewey Square are based on the differential resulting from sales transfers to near by units.
